Cordovano and Honeck LLP
Certified Public Accountants
                                                           201 Steele Street
                                                           Suite 300
                                                           Denver, Colorado
                                                           80206
                                                           (303) 329-0220 Phone
                                                           (303) 316-7493 Fax




                                October 27, 2005

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Re:      Exim Internet Group, Inc. (formerly Hydro Environmental Resources,
Inc.)



Commissioners:

We were previously the principal accountants for Exim Internet Group, Inc. (formerly Hydro Environmental Resources, Inc.), and we reported on the financial statements of Hydro Environmental Resources, Inc. as of December 31, 2003 and 2002, and for the two years then ended. We have not provided any audit services to Exim Internet Group, Inc. since the audit of the December 31, 2003 financial statements. On June 20, 2005, our appointment as principal accountants was terminated. We have read Exim Internet Group, Inc.'s statements which we understand will be filed with the Commission pursuant to Item 4 of Form 8-K, as part of the Company's revised Form 8-K dated October 27, 2005. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,



/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP